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                                                                   Exhibit 10.58


                        ROTARY POWER INTERNATIONAL, INC.


P.O. Box 128
Wood-Ridge, NJ   07075                                         November 6, 1999
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LETTER AGREEMENT RE: FACILITATION FEE

Rotary Power International, Inc. agrees to grant Londonderry Capital Structuring Ltd. an exclusive financing agreement for a period comprising from the date of this letter being signed by both parties through December 31, 2000, under the following terms and conditions:

a) Londonderry Capital Structuring Ltd. or its nominee will be paid by Rotary Power International, Inc. a 10% facilitation fee on any financing proposal funded through Londonderry Capital Structuring Ltd. to Rotary Power International, Inc. that has been approved by Rotary Power International, Inc.

b) Londonderry Capital Structuring Ltd. or its nominee will be paid by Rotary Power International, Inc. a 2% facilitation fee on all other sources of funding, including loans, grants, exercising of options and warrants, etc.

c) Londonderry Capital Structuring Ltd. or its nominee will be paid by Rotary Power International, Inc. a 2% facilitation fee for any mergers or acquisitions that may occur. Said Fee will be based on the value of the consideration given by Rotary Power International, Inc. at closing.

d) Londonderry Capital Structuring Ltd. or its nominee will receive payment of the applicable facilitation fee on closing of any funding.

e) Londonderry Capital Structuring Ltd. or its nominee will present to Rotary Power International, Inc., approximately nine months from the effective date of this agreement, a proposal for a new Facilitation Fee Agreement, for the year 2001.

f) Londonderry Capital Structuring Ltd. shall be solely responsible for all taxes and government fees relating to Fees paid under this Agreement

g) This Agreement shall be, in all respects, subject to and interpreted, construed, and enforced in accordance with the laws of New Jersey. Any disputes arising under this Agreement shall be negotiated in good faith by the parties and failing resolution through such direct negotiations by the parties, both parties hereby agree to submit their dispute to arbitration through a competent, mutually agreed upon arbitrator.


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h)       Upon written mutual agreement of the parties, within 60 days of termination, this Agreement may be renewed for the calendar year following the term of this contract.

i) The terms and provisions herein contained constitute the entire agreement relating to the subject matter of this Agreement between the parties and shall supersede all previous and or written communications.

In witness whereof the parties hereto, through their authorized representatives, have executed this Letter Agreement as of the date first above written.


ROTARY POWER INTERNATIONAL, INC.           LONDONDERRY CAPITAL STRUCTURING LTD.

per: /s/Ken Brody                          per: /s/Ronald G. McKeown
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             Ken Brody                               Ronald G. McKeown